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                                                                EXHIBIT 10.1


                              AMENDMENT OF
                      BURLINGTON NORTHERN SANTA FE
                   NON-EMPLOYEE DIRECTORS' STOCK PLAN
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        WHEREAS, Burlington Northern Santa Fe Corporation (the
"Corporation") maintains Burlington Northern Santa Fe Non-Employee Directors' Stock Plan (the "Plan"); and

        WHEREAS, amendment of the Plan is now desirable to make changes permitted by recently adopted changes to Federal securities regulations;

        RESOLVED, that the Plan be, and it hereby is, amended, effective January 16, 1997, in the following particulars:

1.      By substituting the following for the first sentence of paragraph 2.1
(c) of the Plan:

                "The Option Award shall not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, unless the Participant has made an irrevocable election to receive a transferable option with the Secretary of the Company prior to the date of grant as may be required by rules established by the Board."

2.      By substituting the phrase:

                "equal to a number of shares of Stock determined by dividing 150% of the amount of the Cancelled
                Compensation by the Fair Market Value of the Stock"

        for the phrase:

                "equal to a number of shares of Stock determined by dividing 125% of the amount of the Cancelled
                Compensation by the Fair Market Value of the Stock"

        where the latter phrase appears in subsection A-1.3 of Supplement A of the Plan.

3. By substituting the following for subsection A-1.4 of Supplement A of the Plan:

                "A Participant who wishes to elect to receive a Retainer Stock Award must deliver, to the Secretary of the Company, a written irrevocable election specifying the amount of Cash Compensation he wishes to forego ("Cancelled Compensation"), by December 31 prior to the fiscal year in which the Cash Compensation would be
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                earned (or at such other time required under rules
                established by the Board)"

        FURTHER RESOLVED, pursuant to its authority under subsection A-1.4 of Supplement A, the Board hereby requires that the elections required under subsection A-1.4 of Supplement A of the Plan shall be made by a director by the date of the annual meeting of shareholders in the year of grant.

        FURTHER RESOLVED, that each of the Secretary and other officers of the Company are hereby authorized and empowered by and on behalf and in the name of the Company to do and perform or cause to be done and performed, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the propose and intent of the foregoing resolutions.













Fort Worth, Texas
January 16, 1997